UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Letter Agreement entered into at Lucas Energy, Inc.’s (the “Company’s”) August 25, 2016 closing of the acquisition of certain oil and gas properties located in Texas and Oklahoma, the Company and RAD2 Minerals, Ltd. (“RAD2”), one of the sellers, which is owned and controlled by Richard N. Azar II, who was appointed as our Chairman on August 26, 2016, RAD2 agreed to accept full liability for any and all deficiencies between the “Agreed Assets Value” set forth in the purchase agreement relating to the acquisition, as described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2016, of $80,697,710, and the mutually agreed upon value of the assets delivered at closing by the sellers, up to an aggregate of $1,030,941 (as applicable, the “Deficiency”). In connection therewith, RAD2 agreed to establish an escrow account within three business days of the closing and place into escrow 288,779 shares of common stock, within 15 business days from the date of the closing. The escrowed shares are to be held in escrow pending (a) RAD2’s transfer of assets to the Company following the closing, equal to at least the value of the Deficiency (as valued in the reasonable determination of the Company); or (b) another mutually agreeable solution to the Deficiency ((a) or (b) as applicable, the “Make-Whole”). The Letter Agreement provided that in the event the Make-Whole occurs on or prior to October 31, 2016 (45 business days from the date of closing)(the “Make-Whole Deadline”), the escrowed shares are to be released to RAD2, and in the event the Make-Whole does not occur prior to the Make-Whole Deadline, the escrowed shares (or such portion thereof that equals the Deficiency, in the reasonable determination of the Company) are to be released to the Company for cancellation as consideration for the Deficiency.

On September 29, 2016, we and RAD2 entered into another letter agreement, extending the Make-Whole Deadline to November 15, 2016. A copy of the letter agreement is filed herewith as Exhibit 10.1.

On September 30, 2016, we entered into a second amendment dated September 29, 2016 (the “Amendment”) to the stock purchase agreement (the “Stock Purchase Agreement”) that we had entered into with an accredited institutional investor on April 6, 2016. The Amendment extends the time in which we are required under the Stock Purchase Agreement to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) until 5 business days after our registration statement on Form S-3/A (File No. 333-211066) is declared effective by the SEC.

The foregoing summary of the terms of the Amendment is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2016, and effective October 3, 2016, Anthony C. Schnur, the Chief Executive Officer and member of the Board of Directors of the Company, resigned from the positions of Interim Chief Financial Officer, Secretary and Treasurer of the Company and also as Principal Financial Officer of the Company.

Paul Pinkston, who was appointed as Chief Accounting Officer of the Company on August 26, 2016, was appointed as the Principal Financial Officer, Treasurer and Secretary of the Company to fill the vacancies created by Mr. Schnur’s resignation from those positions. Mr. Pinkston’s biographical information is described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2016.

The Company has no current plans to fill the vacancy in the position of Chief Financial Officer.

Mr. Schnur continues to serve as Chief Executive Officer and a member of the Board of Directors of the Company.

Also on September 29, 2016, the Board of Directors formed a Related Party Transaction Committee, tasked with reviewing and approving, related party transactions, on behalf of the Board of Directors. The Company’s independent directors, Messrs. J. Fred Hofheinz, Fred S. Zeidman, Alan W. Dreeben and Robert D. Tips, were appointed as members of the committee, which does not have a formal charter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year

As reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2016, effective on August 26, 2016, the Board of Directors of the Company approved a change in the Company’s fiscal year from March 31st to December 31st. On September 29, 2016, after discussions among the Company’s Board of Directors and independent auditors, the Company’s Board of Directors changed the Company’s fiscal year back to March 31st. The Company does not anticipate filing any transition reports in connection with the changes in fiscal year described above.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated September 29, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd.
10.2	Second Amendment to Stock Purchase Agreement dated September 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: October 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated September 29, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd.
10.2	Second Amendment to Stock Purchase Agreement dated September 29, 2016